Exhibit 10.33

REX ENERGY CORPORATION

2007 LONG-TERM INCENTIVE PLAN

SERVICE-BASED RESTRICTED STOCK AWARD AGREEMENT

THIS SERVICE-BASED RESTRICTED STOCK AWARD AGREEMENT (the “Award Agreement”) is effective as of December 14, 2011 (the “Grant Date”), between Rex Energy Corporation, a Delaware corporation (the “Company”) and                      (the “Recipient”).

W I T N E S S E T H :

WHEREAS, the Company has established the Rex Energy Corporation 2007 Long-Term Incentive Plan (the “Plan”);

WHEREAS, the Recipient is currently an employee of the Company or one of its Affiliates;

WHEREAS, the Company desires to grant to the Recipient the shares of equity securities specified herein (the “Shares”), subject to the terms and conditions of this Award Agreement; and

WHEREAS, the Recipient desires to have the opportunity to hold Shares subject to the terms and conditions of this Award Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Recipient hereby agree as follows:

1.	Definitions. For purposes of this Award Agreement, the following terms shall have the meanings indicated:

(a)	“Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Shares issued to the Recipient hereunder and the obligation to forfeit and surrender such shares to the Company.

(b)	“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Restricted Shares” shall mean the Shares that are subject to the Forfeiture Restrictions under this Award Agreement.

Capitalized terms not otherwise defined in this Award Agreement shall have the meanings given to such terms in the Plan.

2.

Grant of Restricted Shares. Effective as of the Grant Date, the Company shall cause to be issued in the Recipient’s name the following Shares as Restricted Shares:                      shares of the common stock of the Company, $0.001 par value per share. The Company shall cause its registrar and transfer agent to record the issuance of the Restricted Shares in electronic form (book entry) in an account registered in the Recipient’s name, and, subject to the Forfeiture Restrictions and other terms and conditions of this Award Agreement, the Recipient shall have all the rights of a stockholder with respect to such Restricted Shares, including the right to vote such Shares. Dividends paid with respect to Restricted Shares in cash or property other than shares of Stock or rights to acquire shares of Stock shall be accrued by the Company and paid to the Recipient within thirty (30) days of the lapse of the Forfeiture Restrictions. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Shares. The Restricted Shares shall remain in the Recipient’s book entry account and shall continue to be subject to the Forfeiture Restrictions until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse and the withholding provisions of Section 9 have been satisfied. This Award is subject to the terms and provisions of the Plan, which are hereby incorporated herein by reference and the terms and provisions of this Award Agreement.

3.	Section 83(b) Election. The Recipient shall not exercise the election permitted under Section 83(b) of the Internal Revenue Code, with respect to the Restricted Shares without the written approval of the President and Chief Executive Officer or General Counsel of the Company.

4.	Transfer Restrictions. The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (including pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Internal Revenue Code, or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended)), to the extent then subject to the Forfeiture Restrictions. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Award Agreement shall be void and the Company shall not be bound thereby.

5.	Vesting. The Shares that are granted hereby shall be subject to the Forfeiture Restrictions. All of the Forfeiture Restrictions shall lapse and the Restricted Shares shall vest as follows (it being understood that the number of shares of Restricted Shares as to which all restrictions have lapsed and which have vested in the Recipient at any time shall be the greatest of the number of vested Shares specified pursuant to this Section 5 below):

(a)	Vesting Schedule Generally. The Shares shall vest on December 14, 2014, provided that the Recipient has been in continuous employment with the Company from the Grant Date through December 14, 2014.

(b)	Termination of Employment for Any Reason Other than Death or Disability. If the Recipient incurs a Termination of Employment for any reason other than death or Disability before the Shares have vested, the Shares shall be forfeited and the Recipient shall cease to have any rights of a stockholder with respect to such forfeited Shares.

(c)	Death or Disability. Notwithstanding the vesting schedule set forth above, in the event of the Recipient’s Termination of Employment due to death or Disability before all of the Shares have vested, all Forfeiture Restrictions on the outstanding Shares will immediately lapse upon the date of such Termination of Employment due to death or Disability.

(d)	Change in Control of the Company. Notwithstanding the vesting schedule set forth above, all Forfeiture Restrictions on the outstanding Shares will immediately lapse upon a Change in Control of the Company.

Shares that do not become vested pursuant to Sections 5(a), 5(c), or 5(d) above shall be forfeited and the Recipient shall cease to have any rights of a stockholder with respect to such forfeited Shares as of the date of the Recipient’s Termination of Employment.

Upon the lapse of the Forfeiture Restrictions with respect to Shares granted hereby (or, in the event the Forfeiture Restrictions lapse on a Saturday, Sunday, or holiday, as soon as reasonably practicable thereafter), and the satisfaction of the withholding provisions of Section 9, the

Company shall cause its registrar and transfer agent to remove all restrictions noted in the Recipient’s registered account with respect to such Shares, and such Shares shall be transferable by the Recipient and such Shares shall be transferable by the Recipient (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

6.	Committee Determination. Pursuant to the Plan, the Committee shall have the discretion to make all determinations and calculations required or appropriate under this Award Agreement. The Committee’s determinations and calculations for purposes of this Award Agreement shall be binding upon and conclusive with respect to all persons.

7.	Changes in the Company’s Capital Structure. The existence of the Restricted Shares shall not affect in any way the right or power of the Company (or any company the stock of which is awarded pursuant to this Award Agreement) or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding, whether of a similar character or otherwise.

8.	Requirements of Law/Legend. The Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws, and the Recipient agrees (i) that the Company may refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law, and (ii) that the Company may give related instructions to the transfer agent or stock account administrator of the Company, if any, to stop registration of the transfer of the Shares. Further, the Recipient consents to the notation of any restrictions in the Recipient’s registered account with the transfer agent, and, if a physical certificate is requested by Recipient, the placing on the certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with all applicable securities laws and rules thereunder.

9.	Tax Withholding. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Recipient for federal, state, local or foreign income, employment, excise or other tax purposes with respect to which the Company or an Affiliate has a withholding obligation, the Company or Affiliate may deduct from other compensation payable to the Recipient any sums required by federal, state, local or foreign tax law to be withheld with respect to the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions. Upon prior written direction from the Recipient (or other person validly receiving the Restricted Shares), the Recipient (or other person validly receiving the Restricted Shares) may elect to pay such sums for taxes directly to the Company or Affiliate, as the case may be, in cash or by check within one day after the date of the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions. In the absence of such prior written direction from the Recipient (or other person validly receiving the Restricted Shares), the Company shall withhold a number of Restricted Shares deliverable upon the lapse of any Forfeiture Restrictions to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation.

The Company shall have no obligation upon the lapse of any Forfeiture Restrictions to deliver any shares of Stock hereunder until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that lapse. Neither the Company nor any Affiliate shall be obligated to advise the Recipient (or other person validly receiving the Restricted Shares) of the existence of the tax or the amount which it will be required to withhold.

10.	Forfeiture for Cause. This Award shall be subject to the Forfeiture for Cause provisions set forth in Section 4.7 of the Plan.

11.	No Fractional Shares. All provisions of this Award Agreement concern whole Shares. Notwithstanding anything contained in this Award Agreement to the contrary, if the application of any provision of this Award Agreement would yield a fractional share, such fractional share shall be rounded down to the next whole Share.

12.	Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, by facsimile transmission or by courier or delivery service, to the Company at Windmere Centre, 476 Rolling Ridge Drive, Suite 300, State College, PA 16801, Attention: General Counsel, facsimile number (814) 278-7286, and to the Recipient at the Recipient’s address and facsimile number (if applicable) indicated beneath the Recipient’s signature on the execution page of this Award Agreement, or at such other address and facsimile number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.	No Employment Obligation. This Award Agreement is not an employment contract, express or implied, and no provision of this Award Agreement shall impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, the Recipient. The right of the Company or any Affiliate to terminate the employment of the Recipient shall not be diminished or affected by reason of the fact that the Restricted Shares have been granted to the Recipient, and nothing in the Plan or this Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any employee’s employment at any time or for any reason not prohibited by law.

14.	Successors and Assigns. Subject to the limitations which this Award Agreement imposes upon the transferability of the Shares granted hereby and except as otherwise provided to the contrary in this Award Agreement or in the Plan, this Award Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Recipient and the Recipient’s executors, administrators, agents, legal and personal representatives.

15.	Grant Subject to Terms of Plan and this Award Agreement. The Recipient acknowledges and agrees that the grant of the Restricted Shares hereunder is made pursuant to and governed by the terms of the Plan and this Award Agreement, ratifies and consents to any action taken by the Company, the Board of Directors or the Committee concerning the Plan and agrees that the grant of the Restricted Shares pursuant to this Award Agreement is subject in all respects to the more detailed provisions of the Plan.

16.	Amendment and Waiver. Except as otherwise provided in Section 18.1 of the Plan, this Award Agreement may be amended, modified or superseded by written instrument executed by the Company and the Recipient. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or of any breach of any term or condition, contained in this Award Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other term or condition, or a waiver of any breach of any other term or condition.

17.	Governing Law and Severability. This Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Recipients of Awards under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Pennsylvania. The invalidity of any provision of this Award Agreement shall not affect any other provision of this Award Agreement, which shall remain in full force and effect.

18.	Counterparts. This Award Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Award Agreement has been duly executed and delivered as of the day and year first above written.

REX ENERGY CORPORATION:

By:
Name:	Christina K. Marshall
Title:	SVP, Human Resources & Administration

RECIPIENT:

By:

Name:

Address:

Facsimile No.: